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                                                                 Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated January 28, 1994, with respect to the consolidated financial statements and schedule of CSX Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1993:


Registration Statement
       Number                               Description
- ----------------------               -------------------------
         33-2083                        Post-Effective Amendment No. 1
                                           to Form S-3
         33-2084                        Post-Effective Amendment No. 1
                                           to Form S-3
         33-16230                       Form S-8
         33-25537                       Form S-8
         33-27338                       Form S-8
         33-29136                       Form S-8
         33-37449                       Form S-8
         33-41236                       Form S-3
         33-41498                       Form S-8
         33-41499                       Form S-8
         33-41735                       Form S-8
         33-41736                       Form S-8
         33-48841                       Form S-3
         33-49767                       Form S-8



                                             /s/ ERNST & YOUNG
                                             ------------------
                                             Ernst & Young
Richmond, Virginia
February 28, 1994
















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